UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2014

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota	55903-6057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b)            On May 27, 2014, HMN Financial, Inc. (the “Company”) engaged CliftonLarsonAllen LLP (“CLA”) to serve as the Company’s principal accountant to audit the Company’s financial statements. During the Company’s two most recent fiscal years and the subsequent interim period through May 27, 2014, neither the Company (nor anyone on its behalf) consulted CLA regarding either:

●

The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by CLA that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or

●

Any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S- K and the related instructions) or a reportable event (as described in Item 304(a)(i)(v) of Regulation S-K).

The Audit Committee of the Board of Directors of the Company (the “Board”) decided to move forward with a change in accountants on May 2, 2014, subject to obtaining an acceptable engagement letter with CLA. The Company’s relationship with its previous principal accountant, KPMG LLP, ceased on May 9, 2014, as previously reported in the Company’s Current Report on Form 8-K dated May 9, 2014. The Board approved the engagement letter with CLA on May 27, 2014.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e)            Change-in-Control Agreements

On May 27, 2014, the Company entered into new Change-in-Control Agreements with Bradley C. Krehbiel, (President and Chief Executive Officer), Jon J. Eberle (Senior Vice President, Chief Financial Officer and Treasurer), and Lawrence D. McGraw (Executive Vice President and Chief Operating Officer of Home Federal Savings Bank, a wholly owned subsidiary of the Company (the “Bank”)). The new Change-in-Control Agreements replace similar agreements that were previously entered into with Messrs. Krehbiel and Eberle on May 27, 2008 and represent a new agreement with Mr. McGraw. The Company had been precluded from making any payments under the previous change in control agreements during the period it was a participant in the United States Department of Treasury’s (“Treasury”) Troubled Asset Relief Program (“TARP”). The Company did not previously enter into a change in control agreement with Mr. McGraw because he joined the Company during that TARP period.

The Change-in-Control Agreements provide that if an executive’s employment is involuntarily terminated without cause (and other than as a result of the executive’s death or disability), or if the executive voluntarily terminates his employment for “good reason,” in either case after the Company or Bank enters into a letter of intent or agreement relating to a change in control that ultimately occurs, after a tender offer, exchange offer or proxy contest is commenced that results in a change of control, or within two years after a change in control, then the executive will be entitled to a lump sum cash payment equal to two times the sum of the executive’s annualized base salary as of the termination date and target annual cash incentive bonus for the calendar year in which the employment termination date occurs. The Change-in-Control Agreements also provide for lump sum payments equal to (i) 24 times the monthly amount that the Company or the Bank then pays as its share of the premiums for single employee coverage under the Company’s or Bank’s health insurance plan and (ii) the amount the Company or the Bank would otherwise expect to expend for its share of the premiums for 24 months of life and disability insurance coverage for a single employee under the Company’s or the Bank’s then current plans.

Payment of the severance benefits under the Change-in-Control Agreements is conditioned upon the executive first signing and not rescinding a release of claims against the Company. Severance benefits will be paid in a lump sum no later than 75 days after termination of employment or consummation of the change in control, as applicable.

A “change in control” generally occurs under the agreements if

(i)

any person other than the executive, the Company, or one of the Company’s benefit plans acquires or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Company or the Bank (other than in an acquisition of voting securities or common stock directly from the Company or the Bank);

(ii)	a majority of the members of the Company’s Board are replaced as a result of an actual or threatened election contest;
(iii)

a reorganization, merger or consolidation involving the Company or the Bank, or a sale or other disposition of all or substantially all of the assets of the Company or the Bank, is consummated that changes ownership of the Company or the Bank by 35% or more; or

(iv)	the Company’s stockholders approve a complete liquidation or dissolution of the Company or the Bank.

“Good reason” for a voluntary termination generally occurs if there is a material diminution in an executive’s authority, duties, responsibilities or base salary or in the budget over which the executive retains authority, a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive reports, the executive’s principal place of employment is relocated more than 35 miles from its current location, or any other action or inaction by the Company or the Bank constitutes a material breach of the Change-in-Control Agreement or any other agreement then in effect between such entity and the executive. Good reason for termination will not, however, exist if the executive fails to notify the Company within 90 days of the occurrence of any of the foregoing events or if the Company cures any such event within 30 days of the receipt of such notice.

The amount payable pursuant to the Change-in-Control Agreements will, if necessary, be reduced to the largest aggregate amount that will result in no portion of such payment being considered a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. In addition, any amount otherwise payable under a Change in Control Agreement may be paid only if such payment is then permitted under the “golden parachute regulations” adopted by the Federal Deposit Insurance Corporation.

The foregoing summary of the terms of the Change-in-Control Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Change-in-Control Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Restricted Stock Awards

The Company also granted restricted stock awards to Messrs. Krehbiel, Eberle and McGraw on May 27, 2014 involving 9,531, 6,094 and 1,583 shares, respectively. The restricted stock awards were granted under the Company’s 2009 Equity Incentive Plan, a copy of which was filed as Exhibit A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on April 28, 2009. The restricted stock awards will vest only on the date that 100% of the financial assistance provided to the Company under TARP has been repaid to the Treasury. The restricted stock awards will be forfeited if a recipient’s employment ends for any reason prior to the vesting of the shares, or if it is determined that 100% of the TARP financial assistance provided to the Company is not repaid through Treasury’s sale or disposition of the warrant it holds to acquire Company common stock or any company stock acquired upon exercise of the warrant.

A copy of the form of Restricted Stock Agreement for the awards granted on May 27, 2014 is attached hereto as Exhibit 10.2 and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1	Form of Change-in-Control Agreement entered into with executive officers of the Company on May 27, 2014.
10.2	Form of Restricted Stock Agreement for awards granted to executive officers of the Company on May 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date: June 2, 2014	By:	/s/ Jon Eberle
Jon Eberle
Senior Vice President,
Chief Financial Officer and
Treasurer

4